Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties” (paragraphs 4.1(i) and 4.2(g)) of the Form of Agreement and Plan of Reorganization (included in Exhibit A), “Financial Highlights,” and “Experts” in the Combined Information Statement of Transamerica WMC Diversified Growth and Transamerica Morgan Stanley Mid-Cap Growth, and Prospectus of Transamerica WMC Diversified Equity and Transamerica Morgan Stanley Growth Opportunities that forms part of the Registration on Form N-14 (the “N-14 Registration Statement”).

We also consent to the incorporation by reference, into such N-14 Registration Statement of our report, dated December 23, 2010, with respect to the financial statements and financial highlights of Transamerica AllianceBernstein International Value, Transamerica BlackRock Global Allocation, Transamerica BlackRock Large Cap Value, Transamerica Goldman Sachs Commodity Strategy, Transamerica BNY Mellon Market Neutral Strategy, Transamerica Federated Market Opportunity, Transamerica First Quadrant Global Macro, Transamerica JPMorgan Core Bond, Transamerica JPMorgan International Bond, Transamerica JPMorgan Mid Cap Value, Transamerica Loomis Sayles Bond, Transamerica Morgan Stanley Emerging Markets Debt, Transamerica Morgan Stanley Mid-Cap Growth, Transamerica Morgan Stanley Small Company Growth, Transamerica Neuberger Berman International, Transamerica Oppenheimer Developing Markets, Transamerica Oppenheimer Small- & Mid-Cap Value, Transamerica Schroders International Small Cap, Transamerica Third Avenue Value, Transamerica Thornburg International Value, Transamerica UBS Large Cap Value, Transamerica WMC Emerging Markets, Transamerica AQR Managed Futures Strategy, Transamerica Clarion Global Real Estate Securities, Transamerica Jennison Growth, Transamerica MFS International Equity, Transamerica PIMCO Real Return TIPS, Transamerica PIMCO Total Return, Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Multi-Manager Alternative Strategies Portfolio, Transamerica Multi-Manager International Portfolio, Transamerica AEGON High Yield Bond, Transamerica Balanced, Transamerica Diversified Equity, Transamerica Flexible Income, Transamerica Focus, Transamerica Growth Opportunities, Transamerica Money Market, Transamerica Short-Term Bond, Transamerica Small/Mid Cap Value, and Transamerica WMC Diversified Growth included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 12, 2011